BYE-LAWS
                                       OF
                              VDC CORPORATION LTD.











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                                      Index



Bye-Law                   Subject                                                      Page
-------                   -------                                                      ----
1                         Interpretation                                                  3
2.                        Registered Office                                               4
3.                        Share Rights                                                    4
5.                        Modification of Rights                                          4
7.                        Shares                                                          5
10.                       Certificates                                                    5
13.                       Lien                                                            6
17.                       Calls on Shares                                                 7
22.                       Forfeiture of Shares                                            7
28.                       Register of Members                                             8
29                        Transfer of Shares                                              8
33.                       Transmission of Shares                                          9
37.                       Transfer Agents and Registrars                                 10
38                        Increase of Capital                                            10
41                        Alteration of Capital                                          10
43.                       Reduction of Capital                                           11
45.                       General Meetings                                               11
46.                       Notice of General Meetings                                     11
47.                       Proceedings at General Meetings                                12
62.                       Proxies and Corporate Representatives                          13
68.                       Directors                                                      14
75.                       Alternate Directors                                            15
78.                       Directors Fees and Remuneration                                16
79.                       Directors Interests                                            16
80.                       Powers and Duties of Directors                                 17
83.                       Delegation of the Directors' Powers and Duties                 17
86.                       Proceedings of the Directors                                   18
94                        Officers                                                       19
96.                       Minutes                                                        19
97.                       Secretary                                                      19
98.                       The Seal                                                       20
100.                      Execution of Instruments                                       20
101.                      Dividends and other Payments                                   21
107.                      Reserves                                                       22
108.                      Capitalisation of Profits                                      22
110.                      Record Dates for Notices                                       22
111.                      Accounting Records                                             23
114.                      Audit                                                          23
115.                      Service of Notices and Other Documents                         24
118.                      Winding up                                                     24
119.                      Indemnity                                                      24
121.                      Alteration of Bye-Laws                                         25

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                                    BYE-LAWS
                                       of
                              VDC CORPORATION LTD.
                                 Interpretation

     1.  In these Bye-laws unless the context otherwise requires:

         "Bermuda" means the Islands of Bermuda;

         "Company" means the company incorporated in Bermuda under the name of CapitalCorp Ltd. on the 10th day of March, 1992 and the name of which was changed to The Van Diemen's Company Ltd on the 12th day of May, 1992 and which was amalgamated with Arimathaea Resources Ltd pursuant to the provisions of the Private Act on the 30th day of June, 1992 and the name of which was changed to VDC Corporation Ltd. on 10th April, 1995;

         "the Companies Act" means collectively The Companies Act, 1981 and every other statute governing companies and any statutory modification thereof from time to time in force in Bermuda insofar as the same apply to the Company;

         "the Directors" means the duly appointed Board of Directors of the Company for the time being;

         "Member" means a person registered in the register as a holder of shares in the Company;

         "Register" means the Register of Members of the Company;

         "Seal" means the Common Seal of the Company;

         "Secretary" means the person appointed to perform the duties of the Secretary of the Company and includes an acting or assistant Secretary;

         "In writing" and "written" include typewriting, printing, lithography, photography, and other modes of representing or reproducing works in visible form;

         "May" shall be construed as permissive;

         "The Private Act" means the Arimathaea Resources Company Act 1992;

         "Shall" shall be construed as imperative;

         "Special resolution" shall mean a resolution of the members of the Company passed with the affirmative vote of the holder of not less than ninety per cent of the issued common shares of the Company and which shares give the holder thereof the right to attend and vote at meetings of the members;

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         Words importing the singular number only include the plural number and vice versa;

         Words importing the masculine gender only include the feminine and neuter genders respectively;

         Words importing persons include companies or associations or bodies of persons, whether corporate or unincorporated;

         Any words or expressions defined in the Companies Acts in force at the date when these Bye-laws are adopted shall bear the same meaning in these Bye-laws.

                         Registered Office And Meetings

     2. The Registered Office shall be at such place outside the United States and United Kingdom as the Directors shall from time to time appoint. All meetings of the Directors or any Committee thereof and all General Meetings of the Members shall take place outside the United States and United Kingdom.

                                  Share Rights

     3. (a) The share capital of the Company at the date of adoption of these Bye-laws is US$10,012,000 divided into 100,120,000 common shares having a par value of US$10 cents each which, subject as otherwise provided in these Bye-laws, shall rank pari passu with each other in all respects.

        (b) Subject to any rights conferred by these Bye-laws on the holders of any share or class of shares, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may in general meeting from time to time determine.

     4. Subject to the Companies Act, any preference shares may, with the sanction of a resolution of the Members, be issued on terms:

        (a) that they are to be redeemed on a given date or otherwise in accordance with the terms of issue of the shares determined by the Company; and/or

        (b) that they are liable to be redeemed at the option of the Company; and/or,

        (c) if authorised by the Memorandum of Association or Incorporating Act of the Company, that they are liable to be redeemed at the option of the holder.

        The redemption of preference shares hereunder shall be effected on such terms and in such manner as the Members of the Company shall, before the issue of such shares, determine by way of amendment of these Bylaws.

     4A. Subject to the Companies Act, 1981, the Company may from time to time purchase its own shares.

                             Modification of Rights

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     5. Subject to the Companies Act, all or any of the special rights for the time being attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of not less than fifty-one percent of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, all the provisions of these Bye-laws relating to general meetings shall apply but so that the necessary quorum shall be two or more persons holding or representing by proxy twenty per cent of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

     6. The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of that class, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

                                     Shares

     7. The unissued shares of the Company shall be under the control of the Directors who may offer, allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration and upon such terms and conditions as the Directors may determine provided that the Directors shall not allot or issue any shares as partly paid without the prior approval of a special resolution of the members of the Company.

     8. The Directors may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law and may satisfy any obligation in respect of such payments in cash or by the allotment of fully paid shares or partly in one way and partly in the other.

     9. (a) Subject to the provisions of the Act, the Company may treat as absolute owner of any share the person in whose name the share is registered in the Register of Members as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Company's records or on the share certificate

        (b) Except as required by law no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

                                  Certificates

     10. Subject to the Companies Act, every person to whom shares or debentures are issued by the Company as fully paid shall be entitled without payment to receive a certificate specifying the shares or debentures held. Certificates for shares shall be of such form and style, printed or otherwise, as the directors may designate, and each certificate shall state the certificate number, the date of issue, the name of the record holder, the amount paid on the shares and such other information as may be required by The Companies Act.

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     In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and the delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

     11. (a) If a share certificate is worn out, defaced, mutilated, lost or destroyed it may be replaced on payment of such fee not exceeding US$3 as the Directors may from time to time determine and on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Directors may think fit and, if the old certificate is worn out, defaced or mutilated on delivery of that certificate to the Company for cancellation.

        (b) If the Bye-laws are amended in any way affecting the statement contained in the certificates for issued shares, or it becomes desirable for any reason to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the directors may order any holders of certificates for issued shares to surrender and exchange them for new certificates within a reasonable time to be fixed by the directors.

     12. All certificates for shares, debentures or other securities of the Company shall be issued under the Common Seal of the Company and shall be signed manually or by facsimile by the President or any other director and the Secretary or by two directors. Even though an officer who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased by death, resignation or otherwise to be an officer of the Company before such certificate is delivered by the Company, such certificate shall be as valid as though signed by a duly elected, qualified and authorised officer.

                                      Lien

     13. Subject to the requirement for the prior approval by special resolution for the allotment and issue of any partly paid shares contained in Bye-law 7 hereof the Company shall have a first and paramount lien on every partly paid share for all moneys, whether presently payable or not, called or payable at a fixed time in respect of that share and the Company shall also have a first and paramount lien on all partly paid shares standing registered in the name of a Member, for all the debts and liabilities of that Member or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than that Member and notwithstanding that the same are joint debts or liabilities of that Member or his estate and any other person, whether a member or not. The Company's lien on a partly paid share shall extend to all dividends payable thereon. The Directors shall not save with the authority of a special resolution of the members at any time waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-law.

     14. The Company may sell, in such manner as the Directors may think fit, any partly paid share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment has been served on the Member or the person entitled thereto by reason of his death or bankruptcy.

     15. To give effect to any such sale the Directors may authorise some person to transfer the partly paid shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase

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money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

     16. The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person entitled to the shares at the date of sale.

                                 Calls on Shares

     17. The Directors may not allot any shares of the Company save upon a 100 per cent call being made thereon by the terms of issue thereof and made payable at fixed times, and each Member shall (subject to the Company serving upon him at least fourteen days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified in the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

     18. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing the call was passed and may be required to be paid by instalments.

     19. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

     20. If a sum called in respect of a share shall not be paid before or on the day appointed for payment thereof in the terms of issue of the same, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but in any event not less than seven per cent.

     21. Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date shall for all the purposes of these Bye-laws be deemed to be a call duly made and payable on the date on which by the terms of issue the same becomes payable and, in case of nonpayment, all the relevant provisions of these Bye-laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

                              Forfeiture of Shares

     22. If a Member fails to pay any call or instalment of a call of the day appointed for payment thereof, the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him in the Form "C" in the Schedule hereto requiring payment by a date not less than 14 days from the date of the notice of so much of the call or instalment as is unpaid together with any interest which may have accrued. The Directors may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-laws to forfeiture shall include surrender.

     23. If the requirements of such forfeiture notice are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

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     24. When any share shall have been so forfeited, notice of the forfeiture shall be served upon the person who was immediately before forfeiture the holder of the share and an entry of the forfeiture, with the date thereof, shall forthwith be made in the Register; but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

     25. A forfeited share shall be deemed to be the property of the Company and the Directors may sell re-allot or otherwise dispose of the same upon such terms and in such manner as they shall think fit in accordance with and subject to Bye-law 7 hereof.

     26. Any person whose shares have been forfeited shall thereupon cease to be a Member in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Directors may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

     27. An affidavit in writing that the deponent is a Director or the Secretary of the Company and that a share in the Company has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on any sale, re-allotment or disposition thereof and the Directors may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

                               Register of Members

     28. The Secretary shall establish and maintain the Register of Members at the Registered Office in the manner prescribed by the Companies Act. Unless the Directors otherwise determine and subject to any period of closure permitted under the Act, the Register of Members shall be open for inspection in the manner prescribed by the Companies Act between 10:00 a.m. and 12:00 noon on every working day. Unless the Directors so determine, no Member or intending Member shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Directors it shall not be deemed to abrogate any of the provisions of Bye-law 9.

                               Transfer of Shares

     29. Subject to the Companies Act and to such of the restrictions contained in these Bye-laws as may be applicable in particular, but not by way of limitation, Bye-Law 4(c) hereof, any member may transfer all or any of his shares by an instrument of transfer in writing in the Form "A" in the Schedule hereto or in such other form as the Directors may approve. The instrument of transfer may be on the back of the share certificate.

     30. The instrument of transfer of a share shall be signed by or on behalf of the transferor and in like manner by the transferee if by an individual in the presence of two witnesses and if by a Company in manner prescribed by its charter. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Directors shall decline to register any transfer of

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shares upon which the Company has a lien save in the event of a sale by the
Company or its designee in accordance with Bye-laws 14 and 15 hereof. The directors may also decline to register any transfer unless:

        (a) the instrument of transfer has been duly stamped and lodged with the Company, at its Registered Office or such other place as the Directors shall determine and of which notice shall be given, accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

        (b) the instrument of transfer is in respect of only one class of share;

        (c) where applicable, the permission of the Bermuda Monetary Authority or any other relevant governmental or regulatory authority with respect thereto has been obtained.

     Subject to any direction of the Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-law.

     31. If the Directors decline to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

     32. No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

                             Transmission of Shares

     33. In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal representatives of the deceased where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons.

     34. Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of applicable law may, upon such evidence being produced as may from time to time be required by the Directors as to his entitlement, be registered as the holder of the share or subject to the completion of the form of transfer set out in Form "B" hereto have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of the transfer of the share by that Member before his death or bankruptcy, as the case may be.

     35. A person becoming entitled to a share in consequence of the death of a Member or otherwise by operation of applicable law shall, upon such evidence being produced as may from time to time be required by the Board as to his entitlement, be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until he shall have become registered as the holder thereof. The Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and if the notice is not complied

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with within sixty days the Directors may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.

     36. Subject to any directions of the Directors from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-laws 33, 34 and 35.

                        Transfer of Agents and Registrars

     37. The Directors may from time to time appoint one or more agents to maintain, in respect of each class of shares of the Company issued by it in registered form, a she register and one or more branch share registers. Such a person may be designated as transfer agent and registrar according to his functions and one person may be designated both registrar and transfer agent. The Directors may at any time terminate such appointment. In the absence of any such appointment such functions shall be carried out by the Secretary of the Company.

                               Increase of Capital

     38. The Company may from time to time by resolution passed at a general meeting and whether or not all of the existing authorised capital shall have been issued increase its capital by such sum to be divided into shares of such par value as the resolution shall prescribe.

     39. The Company may, by the resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Act) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares provided that no such shares shall be issued as partly paid save with the prior authority of a special resolution of the members.

     40. The new shares shall be subject to all the provisions of these Bye-laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

                              Alteration of Capital

     41. The Company may from time to time in general meeting:

        (a) divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

        (b) consolidate and divide all or any of its share capital into shares of larger par value than its existing shares provided that no partly paid shares shall result therefrom save with the prior authority of a special resolution of the members;

        (c) sub-divide its shares or any of them into shares of smaller par value than is fixed by its Memorandum of Association, so, however, that in the sub-division in the case of any partly paid share issued pursuant to the authority of a special resolution of the members the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

        (d) make provision for the issue and allotment of shares which do not carry any voting rights; and

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        (e) cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

     Within the authority conferred by the Members in general meeting, the Directors may settle any issues relating to such division, consolidation or sub-division under this Bye-law as they think fit and, in particular may arrange for the sale of any shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Directors may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

     42. Subject to the Companies Act and to any confirmation or consent required by law or these Bye-laws the Company may by resolution in general meeting from time to time convert any preference shares into redeemable preference shares.

                              Reduction of Capital

     43. Subject to the Companies Act, its Memorandum of Association and any confirmation or consent required by law or these Bye-laws, the Company may from time to time in general meeting authorise the reduction of its issued share capital or any capital redemption reserve fund or any share premium or contributed surplus account in any manner.

     44. In relation to any such reduction, the Company may in general meeting determine the terms upon which such reduction is to be effected including in the case of a reduction of part only of a class of shares, those shares to be affected.

                                General Meetings

     45. The Company shall hold an Annual General Meeting once in every calendar year in accordance with the requirements of the Companies Act on a day and at a time and place fixed by the Directors. The Directors may, whenever they think fit, and shall, when required by the Companies Act or by the Chairman of the Board of Directors (if any) or the President of the Company convene general meetings other than Annual General Meetings which shall be called Special General Meetings. Special General Meetings may be convened by requisitionists in accordance with the Companies Act in the event of the failure of the Directors so to do.

                           Notice of General Meetings

     46. Any General Meeting shall be called by not less than 21 days' notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, in the case of a Special General Meeting, the general nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by Bye-laws 115 to all Members other than such as, under the provisions of these Bye-laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company.

                         Proceedings at General Meetings

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


     47. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business. At least two Members present in person/or by proxy shall be a quorum for all purposes.(1)

     48. If within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved; in any other case it shall stand adjourned to such other day and such other time and place as the Directors shall determine of which notice shall be given in the same manner as for the original meeting. The same quorum requirement shall again apply.

     49. The Chairman (if any) of the Directors or, in his absence, the President shall preside as Chairman at every general meeting. If there is no such Chairman or President, or if at any meeting neither of the Chairman nor the President is present within fifteen minutes from the time appointed for holding the meeting the Directors present shall elect one of their number to act. If no Director is present the Members present shall elect one of their number to be Chairman of the meeting.

     50. The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

     51. Subject to any rights or restrictions attached to any class of shares at any meeting of the Company on a show of hands every Member present in person shall have one vote and on a poll every Member shall be entitled to one vote for each share held by him.

     52. Save where a greater majority is required by the Companies Act or these Bye-laws any question proposed for consideration at a general meeting shall be decided by a simple majority of votes cast.

     53. If a share is held by two or more joint holders, the member whose name is listed first on the register shall be entitled to vote that share.

     54. A Member who is a patient for any purpose under any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee, curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Member for the purpose of general meetings of the Company.

     55. No Member other than the holder of a fully paid share shall be entitled to vote at any general meeting.

     56. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands a poll is demanded by:

        (a) The Chairman of the meeting; or

        (b) At least three Members present in person or represented by proxy; or

        (c) Any Member or Members present in person or represented by proxy and holding between them not less than one tenth of the total voting rights of all the Members having the right to vote at such meeting; or

        (d) A Member or Members present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all such shares conferring such right. Unless a poll is so demanded a declaration by the Chairman as to the result of the voting on a show of hands shall be final and conclusive, and any entry to that effect in the Minute Book of the Company shall be conclusive evidence of the fact without proof of the number of votes recorded for or against such resolution.

     57. If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

     58. A poll demanded on any question shall be taken forthwith and the result thereof declared by the Chairman prior to the termination of the meeting.

     59. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business which is not related to the question on which the poll has been demanded.

     60. A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

     61. In the case of an equality of votes at a general meeting, whether on a show of hands or on a poll, the Chairman of such meeting shall not be entitled to a second or casting vote.

                      Proxies and Corporate Representatives

     62. The instrument appointing a proxy shall be in writing in whichever of Forms "D" or "E" in the Schedule hereto is applicable or in such other form as the Directors may approve. It shall be executed under the hand of the appointor or of his attorney authorised by him in writing or, if the appointor is a corporation, either under its Seal or under the hand of an officer, attorney or other person authorised to sign the same.

     63. Any member may appoint any person as his proxy and a corporation may appoint a representative as permitted by the Companies Act and such representative need not be a Member.

     64. Any Member may appoint a standing proxy or, if a corporation, a representative by depositing such appointment at the Registered Office of the Company. Any such standing proxy or appointment of representative shall be valid for all general meetings and adjournments thereof until notice of revocation is received by the Secretary at the Registered Office. Where a standing proxy or appointment of representative exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Directors may from time to time require such evidence as they shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or appointment of representative shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to them.

     65. The instrument appointing a proxy together with any power of attorney under which it is signed or a notarially certified copy thereof or such other evidence as to its due execution as the Directors may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening the meeting) not later than 24 hours prior to the holding of the meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid.

     66. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates provided always that no proxy votes shall be accepted at any such adjournment unless the instrument of proxy shall have been delivered prior to the original meeting in the manner and by the time specified in Bye-law 67 hereof.

     67. Subject to the Companies Act the Chairman may at his discretion determine the right of any person not being a Member, a Director or the Auditor of the Company to attend any General meeting.

                                    Directors

     68. The number of directors shall not be less than two or such number in excess of two as the Company in general meeting may from time to time determine.

     69. No shareholding in the Company shall be required of any Director.

     70. (a) The directors shall be elected by the members of the Company in accordance with the following provisions:

         (b) The members at the first election of directors which election will take place at the time of adoption of this Bye-law (the "First Election"), may designate the period of election of such directors of the Company and such director shall- be deemed to retire on the date so designated. After the respective terms for directors elected at the First Election have lapsed, then at each Annual General Meeting of Members the directors shall be elected by the Members to serve until the subsequent Annual General Meeting of the Members.

         (c) During the period when that certain loan made to the Company pursuant to a loan agreement dated as of March 31st, 1995 (as amended) with Crawsfield Limited remains outstanding or 18 months following the date of adoption of this Bye-law, whichever is sooner which said period shall for the purposes of this Bye-law be referred to as the "Loan Period") the Company may from time to time, only by resolution of eighty percent of the issued and outstanding shares of the Company or by resolution of a majority of the Board of Directors, increase the number of directors above 3 or (except for cause in which case a simple majority shall suffice) remove any director prior to expiration of his respective period of election as elected at the First Election. After the expiry of the Loan Period, the resolution of the shareholders in favour of any arrangement" provided for in this sub paragraph
(c) shall be effective if it is passed by an ordinary resolution.

         (d) A retiring director shall be eligible for re-election.

         (e) The Company at the Annual General Meeting at which a director retires in manner aforesaid, may fill up the vacated office by electing a person thereto, but no person other than a retiring director shall, unless recommended by the directors, be eligible for election to the office of director at any Annual General Meeting unless not less than three nor more than twenty-one days before the date appointed for the Meeting there shall have been left at the registered office of the Company notice in writing signed by a member duly qualified to attend and vote at the meeting for which such notice i. given, of his intention to propose such person for election and also notice in writing signed by that person of his willingness to be elected.

         (f) Any casual vacancy on the Board of directors shall be filled by the remaining directors PROVIDED that during the Loan Period a vacancy created for any reason by a director nominated by Crawsfield Limited shall be filled by another person nominated by Crawsfield Limited.(2)

     71. Subject to the provision of Bye-law 70, the removal of a director shall be effected by resolution of the Members in general meeting and otherwise in accordance with the Companies Act.(3)

     72. Any person who may have been appointed to be alternate director of the Company to a Director who has been removed from office shall cease to be an alternate director immediately upon the removal of such Director as aforesaid.

     73. Any vacancy created by the removal of a director at a special General Meeting may be filled by the members at that meeting or subsequently by the Directors and any casual vacancy otherwise arising may be filled by the Directors.

     74. The office of a Director shall be vacated upon the happening of any of the following events:

         (a) if he resigns his office by notice in writing delivered to the Secretary of the Company either at the Registered Office of the Company or tendered at a meeting of the Directors. Such resignation shall take effect at the time of receipt unless another time is specified. The acceptance of such resignation shall not be necessary to make it effective;

         (b) if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Directors resolve that his office is vacated;

         (c) if he becomes bankrupt or compounds with his creditors;

         (d) if he is prohibited by law from being a Director; or

         (e) if he ceases to be a director by virtue of the Companies Act or is removed from office pursuant to these Bye-laws.

                               Alternate Directors

     75. (a) The members may elect any person duly qualified to be a director to serve as an alternate director or may authorise the Directors to appoint alternate directors.

         (b) An alternate director may also be a director in his own right and may act as alternate to more than one director.

     76. An alternate director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

     77. Every person acting as an alternate director shall be subject in all respects to the provisions of these Bye-laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an alternate director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an alternate director to any resolution in writing of the Directors or a committee of the Directors, shall unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

                         Directors fees and Remuneration

     78. The amount, if any, of Directors' fees shall from time to time be determined by the Company in general meeting and in the absence of a determination to the contrary in general meeting. Such fees shall be deemed to accrue from day to day. The payment of reasonable traveling, hotel and incidental expenses incurred by Directors in attending and returning from meetings of the Board of Directors or committees constituted pursuant to these Bye-laws or general meetings together with all expenses properly and reasonably incurred by any Director in the conduct of the Company's business or in the discharge of his duties as a Director shall be within the power of the Directors to determine. A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may resolve.

                               Directors Interest

     79. (a) A Director may hold any other office with the Company in conjunction with his appointment as a Director for such period and upon such terms as the Directors may determine, and may be paid such extra remuneration by way of salary, as the Directors may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

         (b) A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; Provided that nothing herein contained shall authorise a Director or his firm to act as auditors of the Company.

         (c) Subject to the provisions of the Companies Act, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.

         (d) So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Directors or by writing to the Directors as required by the Companies Act, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-laws allow him to be appointed or from any transaction or arrangement in which these Bye-laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

         (e) Subject to the Companies Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

                         Powers and Duties of Directors

     80. Subject as may otherwise be required by the provisions of the Companies Act and these Bye-laws and subject to any directions given by the Company in general meeting, the Directors shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company including, but not by way of limitation, the power to borrow money. No alteration of these Bye-laws and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A validly convened meeting of the Directors at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

     81. All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed drawn accepted endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

     82. The Directors may, from time to time, appoint one or more of their body to be a Managing Director or Managing Directors of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and may from time to time remove or dismiss him or them from office and appoint another or others in his or their place or places but without prejudice to any claim which either party may have against the other at the date of such removal or dismissal.

                 Delegation of the Directors' Powers and Duties

     83. The Directors may by power of attorney appoint any company, firm or person, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Bye-laws) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also confer a power of substitution upon such attorney whereby he shall be authorised further to delegate all or any of the powers, authorities and discretions vested in him.

     84. (a) The Directors may entrust to and confer upon any Director or officer any of the powers exercisable by them upon such terms and conditions with such restrictions as they think fit, and either collaterally with, or to the exclusion of, their own powers, and may from time to time revoke or vary all or any of such powers but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

         (b) The directors may delegate any of their powers, authorities and discretions to committees, consisting of two or more directors as they think fit. Any committee so formed shall, in the exercise of the powers authorities and discretions so delegated, conform to any directions which may be given to it by the Directors.

     85. The meetings and proceedings of any committee of directors shall be governed by the provision of Bye-laws 86 to 89 of these Bye-laws which relate to meetings of the Directors so far as the same are applicable thereto.

                          Proceedings of the Directors

     86. Subject to the provisions of these Bye-laws, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

     87. Notice of a meeting of the Directors may be given by telephone or otherwise and if by mail, cable or telex shall be sent to the last known address of each director or any other address given by him to the Company for this purpose. A Director may waive notice before or after the date of the meeting for which the notice is given. It shall not be necessary to specify the business to be considered at the meeting. The length of notice shall be reasonable in all the circumstances and in any event shall not be less than 24 hours.

     88. The quorum necessary for the transaction of the business of the Directors shall be either a majority of the Directors or two whichever shall be the greater. In the event that a director resigns at a meeting of the Directors it may be resolved that his resignation should take effect at the end of such meeting and that he be counted in the quorum and continue to act if otherwise a quorum of directors would not be present.

     89. A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Act and these Bye-laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

     90. So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in their number but if no quorum of Directors remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

     91. The Directors may elect one of their number to be Chairman of the Directors. If no Chairman of the Directors is elected or he is absent, the President shall act as Chairman of a meeting of the Directors. If at any meeting neither the Chairman of the Board nor the President is present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to act as Chairman of the meeting.

     92. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a duly convened meeting of the Directors or, as the case may be, of such committee.

     93. All acts done at any meeting of the Directors or any committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

                                    Officers

     94. The officers of the Company shall comprise a President, a Vice-President, a Secretary and such other officers (including a Chairman of the Board or additional VicePresidents) as the Directors may from time to time determine.

     95. The Directors shall as soon as possible after the election of Directors by the Members at the statutory meeting and at each Annual General Meeting thereafter choose or elect one of their number to be the President of the Company, another to be the Vice-President and in addition may appoint any person whether or not he is a Director to hold such other office as the Directors shall determine. Any person elected or appointed pursuant to this Bye-law shall hold office for such period and upon such terms as may be fixed by the Directors. Any such election or appointment may be revoked or terminated by the Directors but without prejudice to any claim for damages that such officer may have against the Company for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Act or these Bye-laws, the powers and duties of the officers of the Company shall be such (if any) as are determined from time to time by the Directors.

                                     Minutes

     96. The Directors shall cause minutes to be made for the purpose of recording:

         (a) all appointments of officers made by the Directors;

         (b) the names of the Directors and other persons (if any) present at each meeting of Directors and of any committee;

         (c) of all proceedings at general meetings of the Company, at separate meetings of holders of any class of shares in the Company and of meetings of the Directors and committees.

         (d) of all proceedings of managers (if any).

     Such meetings shall be duly entered in books provided for such purpose and any minutes duly entered in the Minute Book signed by the Chairman of that meeting or by the Chairman of any succeeding meeting shall be receivable as prima facie evidence of the matters stated in such minutes.

                                    Secretary

     97. The Secretary shall be appointed by the Directors at such remuneration (if any) and upon such terms as they may think fit and any Secretary so appointed may be removed by them. The Secretary shall whenever possible, attend all meetings of the Company and of the Directors, keep correct minutes of such meetings and enter such minutes in proper books provided for the purpose. The Secretary shall also perform such other duties as shall from time to time be prescribed or delegated by the Directors. The duties of the Secretary may when required be carried out by an assistant or acting secretary or any other director or officer so authorised in that behalf by the Directors.

                                    The Seal

     98. (a) The Seal shall consist of a circular metal device with the name of the Company around the outer margin thereof and the country and year of incorporation across the center thereof. Should the Seal not have been received and be available at the Registered Office in such form at the date of adoption of this Bye-law then, pending such receipt, any document requiring to be sealed with the Seal shall be sealed by affixing a red wafer seal to the document with the name of the Company, and the country and year of incorporation typed or hand written across the center thereof.

         (b) The Directors shall provide for the safe custody of the Seal, which Seal shall only be used by authority of the Directors or a committee authorised by the Directors in that behalf. Provided that the Secretary or a Director may affix the seal over his signature only to authenticate copies of these Bye-laws, the Minutes of any meeting or any other document requiring authentication.

     99. The Company may possess and use a duplicate seal upon the same terms and conditions as apply to the Seal in the event that the Directors determine that such duplicate seal is warranted by and in the best interests of the Company's business.

                            Execution of Instruments

     100. Contracts, documents or instruments in writing requiring execution by the Company may be signed on behalf of the Company by (a) the Chairman of the Board (if any), the President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer or (b) any two directors and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorisation or formality. The Board shall have the power from time to time by resolution to appoint any officer or any person or persons on behalf of the company either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents or instruments in writing.

     The seal of the Company may when required be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by resolution of the Board.

     The term "contracts, documents or instruments in writing" as used in this Bye-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, movable or immovable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, notes or other securities and all paper writings.

     In particular without limiting the generality of the foregoing (a) any one of the Chairman of the Board (if any) or the President or a Vice-President together with the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, or (b) any two directors shall have authority to sell, assign, transfer, exchange, convert or convey any and all shares, stocks, bonds, debentures, notes, rights, warrants or other securities owned by or registered in the name of the Company and to sign and execute (under the seal of the Company or otherwise) all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such shares, stocks, bonds, debentures, notes, rights, warrants or other securities.

     The signature or signatures of the Chairman of the Board (if any), the President, a Vice-President, the Secretary, the Treasurer, an Assistant Secretary, an Assistant Treasurer or any director of the Company and/or any other officer or officers, person or persons, appointed as aforesaid by resolution of the Board may, if specifically authorised by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Company executed or issued by or on behalf of the Company and all contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Company on which the signature or signatures of any of the foregoing officers or directors or persons authorised as aforesaid shall be so reproduced pursuant to special authorisation by resolution of the Board, shall be deemed to have been manually signed by such officers or directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures, notes or other securities of the Company.

                          Dividends and other Payments

     101. The Directors may from time to time declare cash dividends to be paid to the Members according to their rights and interests in the profits including such interim dividends as appear to the Directors to be justified by the financial position of the Company.

     For the purpose of this Bye-law, contributed surplus shall be deemed not to be a profit of the Company and shall not be taken account of in calculating the amount of the profits available for distribution to the Members and shall not be available for distribution other than in the manner provided for in Bye-law 106

     102. Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide all dividends may be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid.

     103. No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

     104. Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

     105. Any dividend unclaimed for a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

     106. With the sanction of the Company in general meeting, the Directors may
(a) declare a distribution to any Member out of contributed surplus and (b) may direct payment or satisfaction of such distribution or any dividend wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend the Directors may settle it as they think expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Members upon the basis of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Directors.

                                    Reserves

     107. The Directors may, before recommending or declaring any dividend set aside out of the profits of the Company such sums as they think proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special purpose. Pending the application of such reserve fund it may be invested in such manner as the directors shall think fit.

                            Capitalisation of Profits

     108. The Company may at any time and from time to time resolve in general meeting to the effect that it is desirable to capitalise any undivided profits (including profits standing to the credit of any reserve or other special account) not required for the payment of any fixed dividend or any moneys held on any share premium account or any capital redemption reserve fund and accordingly that such amount be set free for distribution amongst the Members or any class of Members who would be entitled thereto if distributed by way of dividend and in the same proportions, on the basis that the same be not paid in cash but be applied in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Members, or partly in one way and partly in the other, and the Directors shall give effect to such resolution provided that for the purpose of this Bye-law, a share premium account and a capital redemption reserve fund may be applied only in paying up unissued shares to be issued to such Members credited as fully paid.

     109. Where any difficulty arises in regard to any distribution under the last preceding Bye-law the Directors may settle the same as they think expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Members in order to adjust the rights of all parties, as may seem expedient to the Directors. The Directors may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Members.

                            Record Dates for Notices

     110. Notwithstanding any other provision of these Bye-laws, the directors may fix in advance a date, preceding the date of any allotment or issue of shares or any general meeting of members by not more than 50 days and not less than 21 days, as a record date for the determination of the members entitled to receive notice of such allotment or issue of new shares or of notice of the meeting. If any shares of the Company are listed for trading on a stock exchange, notice of the record date shall be given by written notice to each such stock exchange in accordance with the rules (if any) of such stock exchange. If no record date is so fixed, the record date for the determination of the members entitled to

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notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

                               Accounting Records

     111. The Directors shall exercise a general supervision over the financial affairs of the Company and shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company's affairs and to show and explain its transactions, in accordance with the Companies Act.

     112. The records of account shall be kept at the Registered Office or at such other place or places as the Directors think fit, and shall at all times be open to inspection by the Directors: PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three month period. No Member (other than an officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Directors or by the Company in general meeting.

     113. A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the auditor's report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Act.

                                      Audit

     114. Save and to the extent that an audit is waived in the manner permitted by the Companies Act, auditors shall be appointed at each Annual General Meeting of the Company and their duties regulated in accordance with the Companies Act, any other applicable law and such requirements not inconsistent with the Companies Act as the Directors may from time to time determine. The remuneration of the auditor shall be fixed by the Members in general meeting or referred by them to the Directors.


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                          Service of Notices and Other
                                    Documents

     115. Any notice or other document (including a share certificate) may be served on or delivered to any member by the Company either personally or by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Member at his address as appearing in the Register or by delivering it to or leaving it at such registered address. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders. Any notice or other document if sent by post shall be deemed to have been served on the day it is committed to the post, and in proving such service it shall be sufficient to prove that the notice or document was properly addressed, stamped and committed to the post.

     116. Any notice of a general meeting of the Company shall be deemed to be duly given to a Member if it is sent to him by cable, telex, or telecopier at his address as appearing in the Register or any other address advised by him in writing to the Secretary of the Company for this purpose. Any such notice shall be deemed to have been served on the day it is transmitted.

     117. Any notice or other document delivered, sent or given to a Member in any manner permitted by these Bye-laws shall, notwithstanding that such Member is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Member as sole or joint holder unless his name shall, at the time of service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons, interested (whether jointly with or as claiming through or under him) in the share.

                                   Winding up

     118. If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of a property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accent any shares or other assets upon which there is any liability.

                                    Indemnity

     119. Subject to the proviso, below, every Director, officer of the Company and member of a duly constituted committee shall be indemnified out of the funds of the Company against all civil liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such Director, officer or committee member and the indemnity contained in this Bye-law shall extend to any person acting as a Director, officer or committee member in the reasonable belief that he has been so appointed or elected not withstanding any defect in such appointment or election PROVIDED ALWAYS that the indemnity contained in this Bye-law shall not extend to any matter which would render it void pursuant to the Companies Act.

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     120. To the extent that any Director, officer or member of a duly constituted committee is entitled to claim an indemnity pursuant to these Bye-laws in respect of amounts paid or discharged by him, the relative indemnity shall take effect as an obligation of the Company to reimburse the person making such payment or effecting such discharge.

                             Alteration of Bye-Laws

121. These Bye-Laws may be amended from time to time in the manner provided for in the Companies Act save that any amendment of these Bye-laws affecting the provisions of Bye-laws 7, 13, 14, 15, 17, 38, 39, 41 or 55 hereof or any other provisions contained in these Bye-laws relating to the allotment or issue of partly paid shares of the Company shall require the authority of a special resolution.


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(1) Adopted by Shareholders on 12th November, 1997
(2) Adopted by Shareholders on 3rd July, 1995
(3) Adopted by Shareholders on 3rd July, 1995